UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2023
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Schrodinger, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39206	95-4284541
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
(Commission File Number)

1540 Broadway, 24th Floor New York, NY		10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 295-5800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SDGR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 12, 2023, the Board of Directors (the “Board”) of Schrödinger, Inc. (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Amended and Restated Bylaws”), effective immediately. The amendments effected by the Amended and Restated Bylaws, among other things:
•Revise and enhance, in light of the universal proxy rules adopted by the Securities and Exchange Commission, procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of proposals regarding other business at stockholder meetings by:
◦Requiring additional background information, disclosures and certain representations from proposing stockholders and beneficial owners and the respective affiliates and associates of, or others acting in concert with such stockholders and such beneficial owners (each, a “Stockholder Associated Person”);
◦Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person that intends to solicit proxies in support of any nominees other than the Company’s nominees provides the notice and information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then such stockholder, beneficial owner and/or Stockholder Associated Person, upon request by the Company, must provide to the Company no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3), which is to solicit the holders of shares of at least 67% of the voting power of shares entitled to vote on the election of directors and to include a statement to that effect in the proxy statement or form of proxy; and
◦Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such requirements have been met), then the Company will disregard the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person and any proxies or votes solicited for such nominees;
•Eliminate the former requirement that the list of stockholders entitled to vote at a stockholder meeting also be made available during the actual meeting;
•Address adjournment and notice of reconvening stockholder meetings relying on remote communication due to a technical failure;
•Clarify that the election of directors shall not be a proper subject for stockholder action at a special meeting that is called by stockholders, if at such time the stockholders are prohibited from filling vacancies or newly created directorships on the Board;
•Provide that the number of director nominees that a stockholder may nominate for election at a meeting of stockholders may not exceed the number of Board seats to be filled by vote at such meeting;
•Provide that a stockholder may make director nominations for election at a special meeting of stockholders pursuant to the advance notice provisions of the Amended and Restated Bylaws only if the Board or the stockholders requesting the calling of such special meeting have determined that directors will be elected at such meeting;
•Require that any person soliciting proxies from stockholders of the Company must use a proxy card color other than white, the color white being reserved for the exclusive use of the Board;
•Remove inoperative provisions that provide for stockholder action by written consent in lieu of a meeting of stockholders in certain circumstances that are no longer applicable to the Company; and
•Add provisions for special notice and quorum requirements for Board meetings during an emergency condition of the type described in Section 110(a) of the General Corporation Law of the State of Delaware, and limiting the liability of officers, directors and employees acting pursuant to such emergency provisions to willful misconduct.
The Amended and Restated Bylaws also includes various other updates, including certain technical, conforming and clarifying changes. The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits:

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Schrödinger, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Schrödinger, Inc.

Date: April 13, 2023	By:	/s/ Yvonne Tran
Yvonne Tran
Chief Legal Officer and Corporate Secretary
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